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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the use of our report dated November 16, 2000 (except for note 2c as to which the date is January 26, 2001), in the Registration Statement (Form 20-F/A File No. 000-32245) of America Movil, S.A. de C.V., dated February 5, 2001 for the registration of its A shares under the Securities Exchange Act of 1934.

                                          Mancera, S.C.
                                          Member of
                                          Ernst & Young International

                                          /s/ Francisco Alvarez del Campo

                                          C.P.C. Francisco Alvarez del Campo

Mexico City, Mexico
February 2, 2001